EXHIBIT 23.2
                          INDEPENDENT AUDITORS' CONSENT




We hereby consent to the incorporation by reference in this Registration Statement of Infinity, Inc. on Form S-3, of our report dated April 2, 2003, relating to the consolidated financial statements of Infinity, Inc. appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2002. We also consent to the reference to us under the caption "Experts" in this Registration Statement.


/s/ Ehrhardt Keefe Steiner & Hottmann PC

February 13, 2004
Denver, Colorado